(THE BANK OF NEW YORK, NA)
                           National Community Division






                                                                   July 15, 1996




LCS Industries, Inc.
120 Brighton Road
Clifton, NJ 07012-1694

Attn:            Pat R. Frustaci
                 Vice President-Finance

Dear Pat:

                 The Bank of New York National Association (the "Bank") is pleased to confirm that it holds available to LCS Industries, Inc. (the "Company") a $3,000,000 unsecured line of credit.

                 Advances under this line of credit shall be evidenced by, shall be payable as provided in, and shall bear interest at the rate specified in, a promissory note of the Company in the form included with this letter.

                 All obligations of the Company to the Bank with respect to this line of credit shall be guaranteed, jointly and severally, by Spec Holdings, Inc., The SpeciaLISTS, Ltd., Computer Marketing Systems, inc. and Catalog Resources, Inc. (collectively, the "Guarantors") pursuant to a guarantee in the form included with this letter.

                 For so long as this line of credit is held available to the Company or the Company has any obligations outstanding under this line of credit, (i) neither the Company nor any of its Guarantors shall create, incur, assume or suffer to exist any pledge, lien, charge or other encumbrance upon or with respect to any of the accounts receivable of the Company and/or any of the Guarantors and (ii) the Company shall deliver to the Bank, within 15 days after the end of each calendar month, an aging schedule of the accounts receivable of the Company which is satisfactory to the Bank in the form and content.

                 As you know lines of credit are cancelable at any time by either party, and any advance under this line of credit is subject to the Bank's satisfaction, at the time of such advance, with the condition (financial and otherwise), business, prospects and operations of the Company and each of the Guarantors.

Unless cancelled earlier as provide din the first sentence of this paragraph, this line of credit shall be held available until March 31, 1997. Additionally, all advances under this line of credit will have to be reduced to zero for a period of thirty consecutive days during the period ending December 31, 1996.



                                          Very truly yours,

                                          THE BANK OF NEW YORK (NJ)




                                          By: /s/Brian J. Clark
                                              -----------------
                                                 Brian J. Clark
                                       Title:    Vice President